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                                      EXHIBIT 1

AGREEMENT made this 14th day of February, 1997 by and among JadiJo, Inc., D-RAM Industries Pty. Ltd., Dimension Memory, Inc. and Robert J. Burgess.



 WHEREAS, the parties hereto are each required to file a Schedule 13G (the "Schedule 13G") with the United States Securities and Exchange Commission (the "SEC")

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree that the Schedule 13G to be filed with the SEC on or about February 15, 1997 is filed on behalf of each of them.

                              JADIJO, INC.



                              By:  /s/ Robert J. Burgess
                                 -----------------------------
                              Name:     Robert J. Burgess
                              Its:      Attorney-in-Fact


                              D-RAM INDUSTRIES PTY. LTD.


                              By:  /s/ Robert J. Burgess
                                 ------------------------------
                              Name:     Robert J. Burgess
                              Its:      Attorney-in-Fact

                              DIMENSION MEMORY, INC.


                              By:  /s/ Robert J. Burgess
                                 -------------------------------
                              Name:     Robert J. Burgess
                              Its:      Attorney-in-Fact


                                /s/ Robert J. Burgess
                              ----------------------------------
                              Robert J. Burgess